Exhibit 10.27

Amendment No. 1 to Underwriting Agreement between North American Title Insurance Company and CalAtlantic Entities

Whereas, North American Title Insurance Company, a California corporation ("North American") and, CalAtlantic Title Agency, LLC, a North Carolina limited liability company, CalAtlantic Title, Inc., a Maryland corporation ("Title Agency") made and entered into an Underwriting Agreement, dated August 7, 2020 ("Agreement"); and
Whereas, North American and Title Agency desire to amend the Agreement.
Now therefore, for good and valuable consideration, North American and Title Agency agree to modify and amend the Agreement, effective      9/21/2020        (the “Effective Date”), as follows:
1.    Title Agency has advised North American that it has changed its name from CalAtlantic Title, Inc. to Lennar Title, Inc. effective September 21, 2020. Therefore, North American and Title Agency agree that the term “Title Agency” shall now refer to Lennar Title, Inc., a Maryland corporation.
2.    Title Agency has advised North American that it has changed its name from CalAtlantic Title Agency, LLC to Lennar Title, LLC effective September 21, 2020. Therefore, North American and Title Agency agree that the term “Title Agency” shall now refer to Lennar Title, LLC, a North Carolina limited liability company.
The provisions of this Amendment shall control over any conflicting or inconsistent provisions set forth in the Agreement. All other terms and conditions of the Agreement shall remain in full force and effect other than as modified herein. All capitalized words and phrases contained in this Amendment shall have the same meaning as is assigned to them in the Agreement unless a new meaning is assigned in this Amendment.
This Amendment may be executed in one or more counterparts, which, when assembled, will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly and properly executed by their respective officers having full authority to do so, to be effective as of the Effective Date.

LENNAR TITLE, INC. a Maryland corporation f/k/a CalAtlantic Title, Inc.		LENNAR TITLE, LLC a North Carolina limited liability company f/k/a CalAtlantic Title Agency, LLC

By:	/s/ Cristina Pardo	By:	/s/ Cristina Pardo
	Cristina Pardo		Cristina Pardo
Its:	Executive Vice President	Its:	Executive Vice President

NORTH AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Emilio Fernandez
Emilio Fernandez
Its:	President

NATIC AGENCY ADMIN ONLY

System records updated on: 9/21/2020
By: /s/ Beatrix Ciprian